UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2006

CYBEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New York	0-4538	11-1731581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Trotter Drive, Medway, Massachusetts	02053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 533-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01: Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 8, 2006, Cybex International, Inc. provided notice to the American Stock Exchange of its intention to withdraw the listing of its common stock on that exchange. See the additional disclosure included in Item 7.01 below.

Item 7.01: Regulation FD.

On November 8, 2006, Cybex International, Inc. issued a press release announcing that it had received notification that its common stock has been approved for listing on The NASDAQ Stock Market® (the “NASDAQ”) and provided written notice to the American Stock Exchange on November 8, 2006 of its intention to withdraw the listing of its common stock on the American Stock Exchange. The Company anticipates that its common stock will commence trading on the NASDAQ under the ticker symbol “CYBI” on or about November 21, 2006. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1    Press Release dated November 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2006	CYBEX INTERNATIONAL, INC.
(Registrant)

	By:	/s/ John Aglialoro
	Name:	John Aglialoro
	Title:	Chief Executive Officer